EXHIBIT 99.2

                           BERRY PLASTICS CORPORATION

                          NOTICE OF GUARANTEED DELIVERY
                                       OF
                 11% SERIES A SENIOR SUBORDINATED NOTES DUE 2007

            As set forth in the Prospectus dated November __, 1999 (the "Prospectus"), of Berry Plastics Corporation (the "Company") under the caption "The Exchange Offer -- Guaranteed Delivery Procedures," this form must be used to accept the Company's offer to exchange its 11% Series B Senior Subordinated Notes due 2007 (the "New Notes") for an equal principal amount of its 11% Series A Senior Subordinated Notes due 2007 (the "Old Notes"), by Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or
(ii) who cannot deliver their Old Notes, the Letter of Transmittal or an Agent's Message (as defined in the Prospectus) and any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date. This form must be delivered by an Eligible Institution by mail or hand delivery or transmitted, via facsimile, to the Exchange Agent at its address set forth below not later than the Expiration Date. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

                             THE EXCHANGE AGENT IS:
                     UNITED STATES TRUST COMPANY OF NEW YORK

 BY REGISTERED OR       BY HAND BEFORE 4:30 P.M.:    BY OVERNIGHT COURIER AND
  CERTIFIED MAIL:         United States Trust         BY HAND AFTER 4:30 P.M.
United States Trust       Company of New York         ON THE EXPIRATION DATE:
Company of New York          111 Broadway              United States Trust
   P.O. Box 843         New York, New York 10006       Company of New York
  Cooper Station         Attention: Lower Level      770 Broadway, 13th Floor
 New York, New York      Corporate Trust Window      New York, New York 10003
       10276
Attention: Corporate
   Trust Services
                              FOR INFORMATION CALL:
                                 (212) 852-1000
                            Facsimile: (212) 780-0592
                               Attention: Customer
                                     Service
                             Confirm: (800) 548-6565

            DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

            The undersigned hereby tenders for exchange to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

            The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on December __, 1999, unless extended by the

Company. The term "Expiration Date" shall mean 5:00 p.m., New York City time, on December __, 1999, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

            All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned's heirs, personal representatives, successors and assigns.


-------------------------------------------|
                                           | Principal Amount of Old Notes
                                           | Tendered (must be in integral
                 SIGNATURE                 | multiples of $1,000): $____________
                                           |
X______________________  Date:____________ |
                                           | Certificate Number(s) of Old Notes
X______________________  Date:____________ | (if available):____________________
 Signature(s) of Registered Holder(s) or   |
           Authorized Signatory            | ___________________________________
                                           |
Area Code and                              |
Telephone Number:_________________________ | Aggregate Principal Amount
                                           | Represented by
                                           | Certificate(s): $__________________
Name(s):__________________________________ |
                 (Please Print)            | IF TENDERED OLD NOTES WILL BE
                                           | DELIVERED BY BOOK-ENTRY TRANSFER,
Capacity (full title), if signing in a     | PROVIDE THE DEPOSITORY TRUST
fiduciary or representative capacity):     | COMPANY ("DTC") ACCOUNT NO. AND
                                           | TRANSACTION CODE NUMBER
Address:__________________________________ | (IF AVAILABLE):____________________
              (Including Zip Code)         |
                                           | ___________________________________
Taxpayer Identification or                 |
Social Security No.:______________________ | Account No.________________________
                                           |
                                           | Transaction Number_________________
-------------------------------------------|

                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

            The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of a properly completed and executed Letter of Transmittal (or facsimile thereof), or an Agent's Message, as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility described in the Prospectus under the caption "The Exchange Offer -- Book-Entry Transfer" and any other documents required by the Letter of Transmittal, all by 5:00 p.m., New York City time, on the third New York Stock Exchange trading day following the Expiration Date.

Name of Eligible
Institution:___________________________________  _______________________________
                                                      AUTHORIZED SIGNATURE
Address:_______________________________________  Name:__________________________

_______________________________________________  Title:_________________________

Area Code and Telephone No:____________________  Date:__________________________

            NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE. ACTUAL SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, THE LETTER OF TRANSMITTAL.

                                       3